CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the use of our reports dated September 11, 2003 for StoneRidge Funds (the "Funds") in this Post-Effective Amendment #13 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including to our firm under the heading "Financial Highlights" in the Fund's Prospectus and under the heading "Accountants" in the Statement of Additional Information.

            /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
December 18, 2003